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                                                                    Exhibit 99.1

[TECH TEAM LOGO]










For Immediate Release                   Contact: Alison Harris
                                                 207-829-4500
                                                 aharris@harrismediaservices.com

                   IBM EXECUTIVE NAMED CEO OF TECHTEAM GLOBAL
              William C. (Chris) Brown to succeed company's founder

         Southfield, MI, February 6, 2006 -- The Board of Directors of TechTeam Global (NASDAQ:TEAM) has named William C. (Chris) Brown of IBM Global Services to be the company's President and Chief Executive Officer. He replaces William
F. Coyro, the founder of the information technology and business process outsourcing company, who agreed last November to step down when the Board completed a search for his successor.

         Mr. Brown will assume his new duties on February 16, 2006, the day after he completes a key assignment with IBM. In the interim, Larry W. Granger, who has been Chief Operating Officer of TechTeam since 2003, will oversee the company's operations, reporting to non-executive Board Chairman Kim A. Cooper.

         Mr. Brown, 54, is an accomplished management executive with experience leading large, complex global businesses. He currently is Vice President and head of IBM's Public Sector business transformation outsourcing (BTO) in the Americas. As recently as 2004, he was Vice President and head of IBM's sales organization for BTO. In the late 1990s, he was the executive tapped by IBM to lead the company into worldwide application outsourcing.

         According to G. Ted Derwa, the TechTeam director who chaired the CEO search, Mr. Brown has the skill set needed to advance TechTeam from its entrepreneurial origins to a premier position in the outsourcing marketplace.

         "Chris' experience bridges many of the hurdles that a small publicly traded company like TeamTech must overcome to rise to the next level," Mr. Derwa said. "He knows our business and our service offerings. He knows how to develop people and build an organization with the process support required to sustain growth and profitability; and he has an international background."

         Mr. Cooper said the TechTeam Board selected Mr. Brown based on his track record at industry-leading service organizations and on his strong executive and personal qualities. "We believe Chris can drive shareholder value by energizing the TechTeam sales and service culture and increasing customer growth and satisfaction," he said.

         "Our search for a new leader has been focused and thorough," Mr. Cooper continued. "Many distinguished candidates presented themselves for the position. All finalists were interviewed by the entire TechTeam Board.

         "Chris rose to the top of this elite list because of his experience and contacts in the global service industry, his proven ability to build and lead high performance teams, and his rare blend of vision and execution skills," Mr. Cooper said. "The Board also was impressed by Chris' engaging, straightforward style and his personal integrity."


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         Mr. Brown has a distinguished 27-year career in professional services.
He worked with IBM for 10 years and is credited with pioneering the use of large-scale offshoring for delivery of application management systems at IBM, for whom he also has helped secure numerous multi-hundred million dollar outsourcing contracts. Prior to his work in outsourcing services, Mr. Brown launched IBM's Worldwide Application Consulting Practice in 1992, his first year with the company. In the mid-1990s he served as Vice President of Worldwide Healthcare Solutions.

         During a three-year break from his employment at IBM (2001-2004), Mr. Brown served as CEO of Aztec Software, Inc., a small, publicly traded Indian company specializing in application development services. He also was a member of the company's Board of Directors.

         Before IBM, Mr. Brown was a partner in the Information Technology Consulting practice of Ernst & Young. He began his career with SYSCON Corporation, Inc., an engineering consulting firm that specialized in defense systems engineering and integration, primarily for the U.S. Navy.

         Mr. Brown is a graduate of the University of Virginia where he earned bachelors and masters degrees in 1973 and 1977, respectively.

         To introduce Mr. Brown to investors, TechTeam will host a conference call at 10:00 a.m. Eastern Time next Thursday, February 16, 2006. The call-in numbers are: 866-314-5232 for domestic callers; 617-213-8052 for international. The pass code is 28987141. TechTeam suggested that participants call five minutes in advance to ensure proper registration and connection. Questions and answers will be reserved for analysts and investors. The general public is welcome to listen to the call.

         TechTeam Global, Inc. is a worldwide provider of information technology and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies, and government entities. TechTeam offers a unique integrated computer services product that yields a flexible, total single-point-of-contact (SPOC) solution for its clients.

         Partnerships with some of the world's best-in-class corporations provide TechTeam with unique expertise and experience in providing IT support solutions, including diversified IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing, and learning services. Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly and Herndon, Virginia; Portsmouth, Rhode Island; Bethesda and Germantown, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

SAFE HARBOR STATEMENT

         The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the Company's beliefs regarding the skill set and capabilities of the Company's new chief executive officer and his ability to, among other things, grow the Company and enhance shareholder value. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new

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business solicitation efforts, the market's acceptance of and demand for the
Company's offerings, competition, unforeseen expenses, the costs and risks associated with the Company's expansion into Romania and in executing an offshore strategy, demands upon and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, currency fluctuations, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, and the Company's ability to successfully integrate acquisitions and to integrate and retain key employees.

         All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management's Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.

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